Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Amended and Restated Equity Incentive Plan of Integrated Electrical Services, Inc. of our report dated December 11, 2015, with respect to the consolidated financial statements of Integrated Electrical Services, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended September 30, 2015, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas

February 11, 2016